UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

001-38583

26-3744114

(State or Other Jurisdiction of

(Commission File Number)

(I.R.S. Employer Identification Number)

Incorporation or Organization)

10222 Barnes Canyon Road, Bldg. #2

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 450-6464

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

Crinetics Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 19, 2020. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.

The election of two directors to serve as Class II directors for a three-year term to expire at the 2023 annual meeting of stockholders. The following two Class II directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Weston Nichols, Ph.D.	20,596,424	3,290,477	3,777,660
Stephanie S. Okey, M.S.	23,872,352	14,549	3,777,660

2.

The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The selection was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
27,658,623	1,923	4,015	0
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.
Date: June 22, 2020	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer
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